        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                              JANUARY 28, 1998


                      1940 ACT FILE NO. 811-5822


                  SECURITIES AND EXCHANGE COMMISSION


                        WASHINGTON, D.C. 20549


                               FORM N-2

                        REGISTRATION STATEMENT

         UNDER THE INVESTMENT COMPANY ACT OF 1940             |X|

                           Amendment No. 9                    |X|




                       MFS CHARTER INCOME TRUST
          (Exact Name of Registrant as Specified in Charter)

           500 Boylston Street, Boston, Massachusetts 02116
          (Address of Principal Executive Offices) (Zip Code)

   Registrant's Telephone Number, including Area Code: 617-954-5000

                           Stephen E. Cavan
                          Secretary and Clerk
                       MFS Charter Income Trust
             c/o Massachusetts Financial Services Company
                          500 Boylston Street
                      Boston, Massachusetts 02116
                (Name and Address of Agent for Service)

                                PART C
                           OTHER INFORMATION



Item 24. Financial Statements and Exhibits:

                     1.    Exhibits:

                           (a)(1)   --      Amended and Restated Declaration of
                                            Trust, dated June 13, 1989; filed
                                            herewith.

                           (b)(1)   --      Amended and Restated By-Laws, dated
                                            December  14,  1994  (previously
                                            filed as Exhibit (2)(b) to Amendment
                                            No. 8 to the Registration Statement
                                            on Form N-2 filed  with the SEC on
                                            March 30, 1995 ("Amendment  No. 8");
                                            incorporated herein by reference.

                           (c)      --      Inapplicable.

                           (d)      --      Specimen certificate for Shares of
                                            Beneficial Interest, without par
                                            value; filed herewith.

                           (e)      --      The section "Dividend Reinvestment
                                            and Cash Purchase Plan" on page 3
                                            of the Registrant's Annual Report
                                            to its Shareholders, for its fiscal
                                            year ended November 30, 1997;
                                            incorporated herein by reference.

                           (f)      --      Inapplicable.

                           (g)(1)   --      Investment Advisory Agreement, dated
                                            July 19, 1989; filed herewith.

                           (g)(2) Administrative Services Agreement, dated March 1, 1997, between
                                            Massachusetts Financial Services
                                            Company and the Registrant; filed
                                            herewith.

                           (h)      --      Omitted pursuant to General
                                            Instruction G.3. to Form N-2.

                           (i)      --      Retirement Plan for Non-Interested
                                            Person Trustees, dated January 1,
                                            1991; filed herewith.

                           (j)(1)   --      Custodian Agreement dated July 24,
                                            1989; filed herewith.

                           (j)(2)   --      Amendment to Custodian Agreement,
                                            dated September 11, 1991; filed
                                            herewith.

                           (j)(3)   --      Amendment to Custodian Agreement,
                                            dated October 1, 1989; filed
                                            herewith.

                           (k)(1)   --      Registrar, Transfer Agency and
                                            Service Agreement between Registrant
                                            and MFS Service Center,  Inc.,
                                            dated August 15, 1994 (previously
                                            filed as Exhibit (k)(2) with
                                            Amendment No. 8); incorporated
                                            herein by reference.

                           (k)(2)   --      Loan Agreement by and among the
                                            Banks  named  therein,  the MFS
                                            Funds named therein, and The First
                                            National  Bank of Boston,  dated as
                                            of February 21, 1995 (previously
                                            filed as Exhibit (k)(3) with
                                            Amendment No. 8); incorporated
                                            herein by reference.

                           (l)      --      Omitted pursuant to General
                                            Instruction G.3 to Form N-2.

                           (m)      --      Inapplicable.

                           (n)      --      Omitted pursuant to General
                                            Instruction G.3 to Form N-2.

                           (o)      --      Omitted pursuant to General
                                            Instructions G.3 to Form N-2.

                           (p)      --      Form of Purchase Agreement; filed
                                            herewith.

                           (q)      --      Inapplicable.

                           (r)      --      Inapplicable.

                                  SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 27th day of January, 1998.

                                        MFS CHARTER INCOME TRUST


                                        By:  JAMES R. BORDEWICK, JR.
                                      Name:  James R. Bordewick, Jr.
                                     Title:  Assistant Secretary

                           INDEX TO EXHIBITS



Exhibit No.                    Description of Exhibit

         (a)(1)   Amended and Restated Declaration of Trust, dated
                    June 13, 1989.

         (d)      Specimen certificate for Shares of Beneficial
                    Interest, without par value.

         (g)(1)   Investment Advisory Agreement, dated July 19, 1989.

         (g)(2)   Administrative Services Agreement, dated March 1,
                    1997, between Massachusetts Financial Services Company and the Registrant.

         (i)      Retirement Plan for Non-Interested Person Trustees,
                    dated January 1, 1991.

         (j)(1)   Custodian Agreement dated, July 24, 1989.

         (j)(2)   Amendment to Custodian Agreement, dated September
                    11, 1991.

         (j)(3)   Amendment to Custodian Agreement, dated October 1, 1989.

         (p)      Form of Purchase Agreement.